UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 31, 2008
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Date of Report
(Date of Earliest Event Reported)

IMAGING DIAGNOSTIC SYSTEMS, INC.

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(Exact name of registrant as specified in its charter)

Florida	0-26028	22-2671269

(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification Number)

5307 NW 35th TERRACE
FORT LAUDERDALE, FL 33309
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(Address of principal executive offices)

(954) 581-9800
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(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On December 31, 2008, Imaging Diagnostic Systems, Inc. (the “Company”) entered into a second Amendment Agreement with two unaffiliated third parties:  Whalehaven Capital Fund Limited (“Whalehaven”); and Alpha Capital Anstalt ("Alpha") (Whalehaven and Alpha are collectively referred to as the "Purchasers").  The Amendment Agreement relates to the five-year warrant to purchase 22,222,222 shares of the Company's common stock at an exercise price of $.0228 per share (the "Warrant") issued to Whalehaven pursuant to the Securities Purchase Agreement dated as of August 1, 2008, between the Company and Whalehaven (the "Purchase Agreement").  Under the Purchase Agreement, the Company sold to Whalehaven an 8% Senior Secured Convertible Debenture due August 1, 2009, in the principal amount of $400,000 (the "Debenture") and issued the Warrant to Whalehaven.

In November 2008, Whalehaven converted $160,000 principal amount of the Debenture and received 9,206,065 shares of the Company's common stock as a result.  On November 26, 2008, Whalehaven sold to Alpha $50,000 principal amount of the Debenture and the right to purchase 5,555,555 shares underlying the Warrant.  As a result of this transaction, the Warrant for 22,222,222 shares was replaced by a warrant held by Whalehaven covering 16,666,667 shares (the "Whalehaven Warrant") and a warrant held by Alpha covering 5,555,555 shares (the "Alpha Warrant") (collectively, the "Warrants").

Under the first Amendment Agreement dated December 10, 2008, the Company agreed to reduce the exercise price of the Warrants to $.015 per share in exchange for the Purchasers' agreement to immediately exercise the Warrants as to 7,000,000 shares (5,000,000 covered by the Whalehaven Warrant and 2,000,000 covered by the Alpha Warrant).  The Company used the $105,000 proceeds from the warrant exercise for working capital.

Under the second Amendment Agreement, the Company agreed to reduce the exercise price of the Warrants to $.005 per share in exchange for Whalehaven’s agreement to immediately exercise its Warrant as to 11,200,000 shares.  The Company intends to use the $56,000 proceeds from the Warrant exercise for working capital.

After the issuance of shares pursuant to Whalehaven’s Notice of Exercise of its Warrant, it will have a balance of 466,667 shares available for exercise.  Alpha has a balance of 3,555,555 shares available for exercise under its Warrant.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02  Unregistered Sales of Equity Securities.

The information provided in Item 1.01 is incorporated by reference into this Item 3.02.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits

10.99	Amendment Agreement by and among Imaging Diagnostic Systems, Inc., Whalehaven Capital Fund Limited, and Alpha Capital Anstalt dated as of December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        IMAGING DIAGNOSTIC SYSTEMS, INC.

Dated:  January 5, 2009

            /s/ Allan L. Schwartz

            By: Allan L. Schwartz
           Executive Vice President and
              Chief Financial Officer